UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2011
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York	14052

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 805-1599
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 30, 2011, Astronics Corporation (the “Company”) acquired all of the stock of privately-held Ballard Technology, Inc., an Everett, WA company that designs and produces avionics interface solutions for defense and commercial aerospace applications. The purchase price is $24 million in cash, plus an additional purchase consideration of $5.5 million subject to meeting certain revenue growth targets over the next five years. The Acquisition was consummated on November 30, 2011.
A copy of the Stock Purchase Agreement is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
On November 30, 2011, the Company issued a press release announcing the transaction. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Stock Purchase Agreement by and among Ballard Technology, Inc. and its Shareholders (the Sellers) and Astronics Corporation (Purchaser) Dated as of November 30, 2011

99.1	Press Release of Astronics Corporation dated November 30, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION
Date: November 30, 2011	By:	/s/ David C. Burney
David C. Burney
Vice President Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock Purchase Agreement by and among Ballard Technology, Inc. and its Shareholders (the Sellers) and Astronics Corporation (Purchaser) Dated as of November 30, 2011

99.1	Press Release of Astronics Corporation dated November 30, 2011